Exhibit 10.25

Director Form

RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE

AGILITI, INC. AMENDED AND RESTATED 2018 OMNIBUS INCENTIVE PLAN

* * * * *

Participant:

Grant Date:

Vesting Commencement Date: ________________

Number of Restricted Stock Units Granted:

* * * * *

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Agiliti, Inc., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Agiliti, Inc. Amended and Restated 2018 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time in accordance with the terms of the Plan on the Grant Date unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2. Grant of Restricted Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement.

3. Vesting.

(a) Subject to the provisions of Sections 3(b), 3(c), and 3(d) hereof, all of the RSUs subject to this Agreement shall become vested on the one-year anniversary of the Vesting Commencement Date, provided that the Participant has not incurred a Termination prior to the vesting date. There shall be no proportionate or partial vesting prior to the vesting date.

(b) Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the RSUs at any time and for any reason.

(c) Change in Control. In connection with a Change in Control, subject to the Participant continuing to provide services to the Company through immediately before the Change in Control, all unvested RSUs will fully vest immediately prior to the Change in Control.

(d) Forfeiture. Subject to the Committee’s discretion to accelerate vesting hereunder, all unvested RSUs shall be immediately forfeited upon the Participant’s Termination for any reason.

4. Delivery of Shares. As soon as administratively practicable following the vesting of RSUs pursuant to Section 3, but in no event later than 60 days after such vesting date, the Company shall deliver to the Participant a number of shares of Common Stock equal to the number of vested RSUs. All shares of Common Stock issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book entry form, as determined by the Committee in its sole discretion. The value of the shares of Common Stock shall not bear any interest owing to the passage of time. Neither this Section 4 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind. [Notwithstanding the preceding provisions of this Section 4, the Participant may elect to defer the delivery of the Shares in settlement of the RSUs pursuant to the Restricted Stock Unit Deferral Election Form attached hereto as Exhibit A. Any such deferral election shall be made in compliance with such rules and procedures as the Committee prescribes from time to time.]

5. Dividends and Dividend Equivalent Rights. The cash dividends that would have been payable to the Participant had the unvested RSUs held by the Participant at the record date of such dividend been instead shares of Common Stock shall be credited to a dividend book entry account on behalf of the Participant with respect to each unvested RSU of the Participant, provided that such cash dividends shall not be deemed to be reinvested in shares of Common Stock and shall be held uninvested and without interest and paid in cash as unvested RSUs vest. Stock dividends on shares of Common Stock shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such stock dividends shall be paid in shares of Common Stock at the same time that the shares of Common Stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Except as otherwise provided herein, (i) any amount potentially payable to the Participant in respect of any dividend payable to holders of Common Stock shall be automatically forfeited for no consideration to the extent the RSU to which they relate are forfeited for any reason prior to vesting and (ii) the Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any RSU unless and until the Participant has become the holder of record of such shares.

6. Non-Transferability. No portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the RSUs as provided herein, unless and until payment is made in respect of vested RSUs in accordance with the provisions hereof and the Participant has become the holder of record of the vested shares of Common Stock issuable hereunder.

7. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

8. Withholding of Tax. To the extent that the receipt, vesting or settlement of the RSUs results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to the RSUs, which arrangements include the delivery of cash or cash equivalents, Common Stock (including previously owned Common Stock, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Agreement), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Common Stock, the maximum number of shares of Common Stock that may be so withheld (or surrendered) shall be the number of shares of Common Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to the RSUs, as determined by the Committee. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to the Participant.The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of the RSUs or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

9. Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter, including but not limited to any term sheet the Participant may have entered into with the Company. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan as in effect on the Grant Date. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

10. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

11. No Right to Continued Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Board to terminate the Participant’s service at any time, for any reason.

12. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

13. Compliance with Laws. The grant of RSUs and the issuance of shares of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the RSUs or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

14. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

15. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

17. Section 409A of the Code.

(a) The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of the Code and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. To the extent that any provision hereof is modified in order to comply with Section 409A of the Code, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Participant and the Company of the applicable provision without violating the provisions of Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Participant by Section 409A of the Code or damages for failing to comply with Section 409A of the Code.

(b) Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

18. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

19. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

20. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time as provided in the Plan on the Grant Date; (b) the Award of RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

21. Clawback Provisions. The RSUs (including any proceeds, gains, or other economic benefit the Participant actually or constructively receives upon receipt of the RSUs or the receipt or resale of any shares of Common Stock underlying the RSUs) will be subject to any Company clawback policy, including any clawback policy adopted to comply with applicable law (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such clawback policy.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

AGILITI, INC.

By:

Name:
Title:

PARTICIPANT

Name:

EXHIBIT A

RESTRICTED STOCK UNIT AGREEMENT

Restricted Stock Unit Deferral Election Form

Please complete this Restricted Stock Unit Deferral Election Form (the “Deferral Election Form”) and return a signed copy to the General Counsel no later than [•] (the “Election Deadline”).

Name: [•]

NOTE: This Deferral Election Form will apply to all grants of Restricted Stock Units (the “RSUs”) you may receive from Agiliti, Inc. (the “Company”) until such time as a new signed Deferral Election Form is received by the Company. Any new signed Deferral Election Form must be received by the Company no later than December 31 of the calendar year preceding the calendar in which it is intended to apply.

1.	Settlement of RSUs

In making this election, the following rules apply:

•

Unless otherwise specified, capitalized terms used but not defined in this Deferral Election Form shall have the meaning attributed to them in the Restricted Stock Unit Agreement (the “Grant Agreement”), or the Agiliti, Inc. Amended and Restated 2018 Omnibus Incentive Plan, as amended from time to time (the “Plan”), as applicable.

•

You must complete this Deferral Election Form by the Election Deadline and select a payment date on which you will receive the shares of Common Stock underlying the RSUs (and cash in respect of any Dividend Equivalents). If you fail to complete and timely submit this Deferral Election Form, the shares of Common Stock underlying your RSUs (and cash in respect of any Dividend Equivalents) will be paid to you at the default time specified in Section 4 of the Grant Agreement.

2.	Deferral Election

I hereby irrevocably elect to receive the shares of Common Stock issuable pursuant to any RSUs (and cash in respect of any Dividend Equivalents) granted to me in 2021 and any future calendar years, until such time as a new signed Deferral Election Form is received by the Company, upon (select only one of the following):

☐	(a) The default time specified in the Agreement.

☐

(b) The earliest to occur of my death, “disability” (as defined in Section 409A of the Code), a Change in Control, a “separation from service” (as defined in Section 409A of the Code) (the “Termination/CIC Date”).

☐	(c) The earliest of the (i) Termination/CIC Date and (ii) anniversary of the vesting of the RSUs as circled: [first] [second] [third] [fourth] [fifth].

3.	Signature

I understand that my rights to the shares of Common Stock underlying the RSUs (and cash in respect of any Dividend Equivalents) are subject to (i) fluctuations in market prices, which may increase or decrease between the default time specified in the Grant Agreement and the settlement date I elected above and (ii) the rights of the general creditors of the Company in the event of its insolvency. I also understand that cash in respect of any Dividend Equivalents will not bear any interest owing to the passage of time. I further understand that this Deferral Election Form will become effective and irrevocable as of 5:00 pm CST on [                ], which is the Election Deadline. Once I have elected the time of settlement of my RSUs by submitting this Deferral Election Form, I understand that (a) the settlement election will be irrevocable and (b) the settlement election will control over any contrary payment time or event specified in Section 4 of the Agreement. I acknowledge that, if I do not complete and timely submit this Deferral Election Form, the shares of Common Stock underlying my RSUs (and cash in respect of any Dividend Equivalents) will be paid to me at the default time specified in the Grant Agreement.

By executing this Deferral Election Form, I hereby acknowledge my understanding of, and agreement with, the terms and provisions set forth in this Deferral Election Form, the Grant Agreement and the Plan.

PARTICIPANT

Name: [•]

Exhibit A